EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NEULION ANNOUNCES CLOSE OF ACQUISITION OF

INTERACTIVE NETCASTING SYSTEMS INC.

Plainview, NY – November 2, 2009 – NeuLion, Inc. (TSX: NLN) (“NeuLion” or the “Company”), an end-to-end IPTV service provider of live and on-demand sports, international and variety programming over the Internet, announced today the closing on October 31, 2009 of its acquisition of Interactive Netcasting Systems Inc. (“INSINC”).

The Company previously announced its proposed acquisition of INSINC by press release on October 6, 2009.

INSINC held a meeting of its shareholders on October 29, 2009 at which resolutions in favor of the acquisition were voted on and passed unanimously.  The Supreme Court of British Columbia in Vancouver issued its Final Order approving the acquisition on October 30, 2009.

The acquisition brings together unique synergies that exist between the two companies’ respective sports clients.  INSINC’s largest clients include the Western Hockey League (WHL), Ontario Hockey League (OHL), Central Hockey League (CHL), British Columbia Hockey League (BCHL), Central Canadian Hockey League (CCHL), Alberta Junior Hockey League (AJHL), and Central Junior Hockey League (CJHL).  When combined with NeuLion clients such as the National Hockey League (NHL) and the American Hockey League (AHL), the Company will have an unmatched presence in the delivery of online video experiences for the North American hockey world.

INSINC’s other sports clients include the Canadian Football League (CFL); when combined with such NeuLion clients as the National Football League (NFL) and the approximately 175 US colleges, schools and conferences for which NeuLion streams sports programming, the combined Company will have an unmatched presence in the delivery of online sports video in North America.

About NeuLion

Based in Plainview, NY, Sanford, Florida and Toronto, Ontario, NeuLion (TSX: NLN) works with content partners to develop end-to-end solutions for multimedia IPTV services. The NeuLion IPTV Platform encodes, delivers, stores and manages an unlimited range of multimedia content and the Operational Support System (OSS) maintains all billing and customer support services. Content partners are responsible for content aggregation and the sales and marketing for the individual IPTV service. The Company ranks as a world leader in customer/partner relationships with sports and international television content partners including, in sports, the NHL, the NFL, NCAA Division I schools and conferences and, in respect to international television aggregators and networks, KyLinTV (Chinese), ABS-CBN (Filipino), Talfazat (Arabic), TV-Desi (South Asian) and Sky Angel (Christian). Customer/partner content can be viewed by way of Internet on PCs and on the television through the Company’s IPTV set top box.

About INSINC

INSINC is a leading webcasting company, enabling enterprises and content owners to distribute and monetize online video which can help improve communications, increase efficiencies and reduce costs. Founded in 1997, INSINC’s core business is to provide live and archived video content to audiences online with integrated pay-per-view and commerce transaction processing, delivered to geographically dispersed audiences.

Forward-Looking Statement

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities. These statements, in addressing future events and conditions, involve inherent risks and uncertainties. Forward-looking statements can by identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions. Forward-looking statements involve significant risk, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including: the integration of the businesses of NeuLion and INSINC, our continued relationships with our channel partners, general economic and market segment conditions, competitor activity, product capability and acceptance, rates, technology changes and international risk and currency exchange. More specific risks include that the acquired entity will not be able to realize some or all of the expected synergies due to incompatibilities in the parties’ businesses, the inability of management to bring about such synergies or a changing business environment rendering such synergies inadvisable or uneconomical. After integrating the acquired business, the suite of service offerings may not perform as expected if shifting demand moves in a direction away from our expected business model, if competitors are able to take market share away from us or if changing technology adversely impacts us. In addition, while the Company expects its content partners and those of INSINC to continue and expand their relationship with each of us, there can be no assurance that such relationships will continue as expected, or at all. A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of the Company’s 2008 annual MD&A and AIF filed on www.sedar.com and Registration Statement on Form 10, as amended, available on www.sec.gov.

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Press Contact:

Jennifer Powalski

Corporate Communications

+1-516-622-8334

jennifer.powalski@neulion.com

Investor Relations Contact:

G. Scott Paterson

Vice Chairman

+1-416-368-6464

scott.paterson@neulion.com